Exhibit 10.9

WHEN RECORDED

PLEASE RETURN TO:

Chesapeake Energy Corporation

Attn: [—]

6100 North Western Avenue

Oklahoma City, OK 73118

Space above for County Recorder’s Use

MORTGAGE, WITH POWER OF SALE

FROM

CHESAPEAKE EXPLORATION, L.L.C.,

as MORTGAGOR

TO

CHESAPEAKE GRANITE WASH TRUST,

as MORTGAGEE

Dated as of [—], 2011

THIS INSTRUMENT IS TO BE FILED AND RECORDED AS A MORTGAGE IN THE REAL ESTATE RECORDS OF EACH COUNTY IN WHICH THE LANDS DESCRIBED IN EXHIBIT A, OR ANY PORTION THEREOF, ARE LOCATED.

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE (AS HEREINAFTER DEFINED). IN CERTAIN JURISDICTIONS WHERE THIS INSTRUMENT MAY BE FILED, A POWER OF SALE MAY ALLOW AGENT (AS HEREINAFTER DEFINED) TO TAKE THE MORTGAGED PROPERTIES (AS HEREINAFTER DEFINED) AND SELL THEM (OR TO CAUSE THE MORTGAGED PROPERTIES TO BE SOLD) WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR (AS SUCH TERMS DEFAULT AND MORTGAGOR ARE HEREINAFTER DEFINED) UNDER THIS MORTGAGE.

THIS MORTGAGE IS A MORTGAGE ON OIL AND GAS LEASES AND LEASEHOLD ESTATES; AS SUCH, NO REAL ESTATE MORTGAGE TAX IS DUE.

MORTGAGE

THIS MORTGAGE WITH POWER OF SALE (this “Mortgage”) is entered into as of [—], 2011, by Chesapeake Exploration, L.L.C., an Oklahoma limited liability company, as mortgagor (“Mortgagor”), whose address for notice is 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, and Chesapeake Granite Wash Trust, a statutory trust formed under the laws of the State of Delaware, as mortgagee (“Mortgagee”), whose address for notice is c/o The Bank of New York Mellon Trust Company, N.A., 919 Congress Avenue, Suite 500, Austin Texas 78701.

R E C I T A L S:

A. By means of (1) a Term Overriding Royalty Interest Conveyance (PUD), effective as of July 1, 2011, from Mortgagor to Chesapeake E&P Holding Corporation, an Oklahoma corporation (“Chesapeake Sub”), a true and correct copy of which is attached hereto as Annex A-1 and made a part hereof (the “Term Conveyance (PUD)”), (2) an Assignment of Overriding Royalty Interest, effective as of July 1, 2011, from Chesapeake Sub to Mortgagee, a true and correct copy of which is attached hereto as Annex A-2 and made a part hereof (the “Assignment”), and (3) a Perpetual Overriding Royalty Interest Conveyance (PUD), effective as of July 1, 2011, from Mortgagor to Mortgagee, a true and correct copy of which is attached hereto as Annex A-3 and made a part hereof (the “Perpetual Conveyance (PUD)” and, together with the Term Conveyance (PUD), collectively the “Conveyances”), the “Royalty Interest” (as defined in the Conveyances) has been conveyed and assigned to Mortgagee, as applicable, from Mortgagor and Chesapeake Sub. Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Conveyances.

B. Chesapeake Energy Corporation (“Chesapeake Parent” and together with Mortgagor, “Chesapeake”), the sole ultimate parent of Mortgagor, has undertaken certain obligations with respect to the properties described in the Conveyances under that certain Development Agreement, dated effective as of July 1, 2011, between Chesapeake Parent, Mortgagor and Mortgagee (the “Development Agreement”), and Mortgagor is executing this Mortgage to secure the obligations of Chesapeake under the Development Agreement.

C. Mortgagee has conditioned its execution and delivery of the Perpetual Conveyance (PUD), the Assignment and the Development Agreement upon the execution and delivery by Mortgagor of this Mortgage, and Mortgagor has agreed to enter into this Mortgage.

NOW, THEREFORE, in order to comply with the terms and conditions of the Development Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby agrees with Mortgagee as follows:

ARTICLE I.

Granting Clauses; Secured Obligations

Section 1.1 Grant and Mortgage. Mortgagor, in order to secure the payment and performance of the secured obligations hereinafter referred to and the performance of the obligations, covenants, agreements, warranties and undertakings of Mortgagor hereinafter described, does hereby MORTGAGE, WARRANT, PLEDGE, HYPOTHECATE and CONFIRM to Mortgagee, its successors and assigns, the following described rights, titles, interests, properties and estates of Mortgagor (sometimes hereinafter collectively referred to as the “Mortgaged Properties”):

(a) all of Mortgagor’s right, title, interest and estate in, to and under the oil, gas or other mineral leases described in Exhibit A attached hereto and made a part hereof (the “Leases”); insofar as and only insofar as such Leases are located within the AMI Area and cover the Target Formation, including such rights in and under the Leases as may be necessary to drill to, complete in and produce and market crude oil, natural gas and natural gas liquids (collectively, “Hydrocarbons”) from the Target Formation within the AMI Area (the “Retained Mineral Interests”);

(b) a concurrent right, together with Mortgagor, to all assignable easements, servitudes, rights-of-way, surface leases and other surface rights on and over the Subject Lands (the “Surface Rights”) which are now or hereafter used, or held for use, in connection with the Retained Mineral Interests;

(c) all assignable licenses, permits and other regulatory approvals held by Mortgagor, solely to the extent they relate to the drilling, development or production of the Retained Mineral Interests (the “Permits”);

but specifically excluding, however, all of Mortgagor’s rights, titles, and interests in and to (i) any oil, gas, water supply, saltwater disposal or other well of any nature whatsoever now or hereafter located on the Subject Lands, including, without limitation any Development Wells (each a “Well” and collectively, the “Wells”), (ii) all Excluded Assets (as defined below) and (iii) all personal property, fixtures and equipment in or on or acquired or used in connection with the ownership or operation of the Wells or the Excluded Assets or the production, storage, treating, conditioning, processing, compressing, dehydrating, gathering, transporting or marketing of Hydrocarbons produced from the Wells or any Excluded Asset, or the disposal of saltwater or other substances, produced therefrom.

As used herein the term “Excluded Assets” shall mean (i) the Excluded Assets, as such term is defined in the Term Conveyance (PUD), and (ii) the Leases to the extent they cover property outside the AMI Area or any geologic interval other than the Target Formation.

As used herein, “Target Formation” means the Colony Granite Wash formation, being defined as the geologic interval between the top of the Des Moines formation (or top of the Colony Granite Wash ‘A’ formation) and the top of the Prue formation (or base of the Colony Granite Wash ‘C’ formation) between the stratigraphic equivalent of the measured depths of 12,285 feet to 12,862 feet as encountered on the electric log of the Lee Roy 1-24H well located in Section 24, Township 11N, Range 18W in Washita County, Oklahoma (API No. 3514921413), a portion of which log is attached hereto as Exhibit B, recognizing that the actual depth of the Target Formation will vary from depths of approximately 11,500 feet to 13,000 feet across the AMI Area.

TO HAVE AND TO HOLD the Mortgaged Properties unto Mortgagee, and Mortgagee’s successor and assigns, upon the terms, provisions and conditions herein set forth.

Section 1.2 Development Agreement and Other Obligations. This Mortgage is made to secure and enforce the payment and performance of the following obligations, indebtedness and liabilities:

(a) The full performance of all obligations, covenants, agreements and undertakings of and by Chesapeake from time to time owing to Mortgagee under (i) Section 2.1 of the Development Agreement and (ii) under Article II of the Development Agreement (other than Section 2.1);

(b) Any sums advanced or expenses or costs incurred or accrued by Mortgagee (or any receiver appointed hereunder) which are made or incurred pursuant to, or permitted by, the terms hereof, plus interest on any such amounts actually paid by Mortgagee at a rate of interest equal to the lesser of (i) five percent (5%) per annum or (ii) the maximum rate permitted under applicable law (the “Applicable Rate”), from the date of payment of such expenses or costs until reimbursed; and

(c) Without limiting the generality of the foregoing, all post-petition interest, expenses, and other duties, damages and liabilities with respect to indebtedness or other obligations described above in this Section 1.2, which would be owed but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding.

Section 1.3 Secured Obligations. The obligations referred to in Section 1.2, and all renewals, extensions and modifications thereof, and all substitutions therefor, in whole or in part, are herein sometimes referred to as the “secured obligations” or the “obligations secured hereby”. It is contemplated and acknowledged that the secured obligations may include obligations hereafter arising and that this Mortgage shall have effect, as of the date hereof, to secure all secured obligations, regardless of whether any amounts exist on the date hereof or arise on a later date or, whether having arisen or been advanced, are later repaid in part or in whole and further obligations arise or advances are made at a later date.

Section 1.4 Limitation on Obligations. The Mortgagor and Mortgagee hereby agree and acknowledge that, as of the date hereof, the maximum amount recoverable under this Mortgage for any failure by Chesapeake to perform the obligations described in Section 1.2(a)(i) above is $262,700,000; provided, that such amount will be adjusted downward, from time to time, pursuant to Section 4.12 of the Development Agreement (such amount, as reduced from time to time, the “Maximum Liability”); provided, however, such limitation shall not include interest or attorneys’ fees due or recoverable hereunder. Mortgagor and Mortgagee further agree and acknowledge that pursuant to Section 1.1 above, the mortgage lien created by this Mortgage does not cover or extend to any Wells or Excluded Assets. Accordingly, the mortgage lien created by this Mortgage shall automatically terminate on a wellbore only basis (as that term is commonly understood in the Oklahoma oil and gas industry) as to each Development Well as the same is completed or is plugged and abandoned. Upon Mortgagor’s request and at Mortgagor’s expense, Mortgagee shall promptly execute and deliver a partial release, which will evidence the release in full of the mortgage lien created by this Mortgage with respect to any Development Well.

Section 1.5 Maturity Date. The obligations, covenants, agreements and undertakings described in Section 1.2(a) of this Mortgage are due to be performed on or before June 30, 2016 (the “Maturity Date”); provided, that if the Total Drilling Target (as defined in the Development Agreement) has not been achieved by such date, this Mortgage shall continue in full force and effect.

Section 1.6 Grant of Security Interest. In order to further secure the payment of the secured obligations hereinafter referred to and the performance of the obligations, covenants, agreements, warranties, indemnities and undertakings of Mortgagor described herein, Mortgagor does hereby grant to Mortgagee a security interest in and to the Mortgaged Properties (whether now owned or hereafter acquired by operation of law or otherwise) insofar as any of the Mortgaged Properties consist of personal property of any kind or character defined in and subject to the provisions of Article 9 of the Uniform Commercial Code as in effect from time to time as part of the laws applicable to this Mortgage (the “Applicable UCC”), and such personal property being the “Collateral”. Except as otherwise expressly provided in this Mortgage, all terms in this Mortgage relating to the Mortgaged Properties constituting personal property and the grant of the foregoing security interest which are defined in the Applicable UCC shall have the meanings assigned to them in Article 9 (or, absent definition in Article 9, in any other Article) of the Applicable UCC, as those meanings may be amended, revised or replaced from time to time. Notwithstanding the foregoing, the parties intend that the terms used herein which are defined in the Applicable UCC have, at all times, the broadest and most inclusive meanings possible. If the Applicable UCC shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the UCC in effect on the date of this Mortgage, such amendment or holding shall be disregarded in defining terms used in this Mortgage.

This Mortgage constitutes a security agreement as such term is used in the Uniform Commercial Code of the State in which the Mortgaged Property is located (the “OK UCC”). The Mortgagor hereby authorizes Mortgagee to file any financing statements and terminations thereof or amendments or modifications thereto without the signature of the Mortgagor, where permitted by law; provided, however, this authorization does not release Mortgagor from its general duty under this Mortgage, the Development Agreement or the Conveyances to take all actions necessary to perfect and maintain the perfected interest of Mortgagee in the Mortgaged Properties.

ARTICLE II.

Covenants

Section 2.1 Mortgagor warrants, represents, covenants and agrees that the Mortgaged Properties are free and clear of all Encumbrances, subject only to the Permitted Encumbrances and that, to Mortgagor’s knowledge, Mortgagor is lawfully seized of the estates and interests granted to Mortgagor under the Leases. This Mortgage is subject to (but in no event shall this Mortgage be an assumption of) the Permitted Encumbrances, in each case to the extent and only for so long as the same are valid and subsisting and affect title to the Mortgaged Properties; provided, that the foregoing is not intended to, and shall not, subordinate the lien created hereby.

Section 2.2 Mortgagor hereby covenants with the Mortgagee as follows:

(a) Further Assurance. Mortgagor will, on request of Mortgagee, (i) promptly correct any defect, error or omission which may be discovered in the contents of this Mortgage, or in the execution or acknowledgment of this Mortgage; (ii) execute, acknowledge, deliver and record or file such further instruments (including further mortgages or financing statements) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Mortgage; and (iii) execute, acknowledge, deliver, and file or record any document or instrument (including any financing statements) reasonably requested by Mortgagee to protect the mortgage lien hereunder against the rights or interests of third persons. Mortgagor shall pay all reasonable costs connected with any of the foregoing.

(b) Name and Place of Business. Mortgagor will not cause or permit any change to be made in its name, identity, limited liability company structure, federal employer identification number or state of organization (whether by merger or otherwise) unless Mortgagor shall have notified Mortgagee of such change at least ten (10) days prior to the effective date of such change, and shall have first taken all action required by Mortgagee for the purpose of further perfecting or protecting the mortgage lien in the Mortgaged Properties created hereby. Mortgagor’s exact name is the name set forth in this Mortgage. Mortgagor is a limited liability company organized under the laws of the State of Oklahoma.

Section 2.3 Except as permitted in Section 11.02 of the applicable Conveyance or Article III of the Development Agreement, Mortgagor will not Transfer any of the Mortgaged Properties without the prior written consent of the Mortgagee. If any Mortgaged Property is permitted to be Transferred pursuant to Section 11.02 of the applicable Conveyance or Article III of the Development Agreement, the Mortgagee will promptly execute, acknowledge and deliver a release of this Mortgage to the extent applicable to such Mortgaged Properties proposed to be Transferred pursuant to Section 11.02 of the applicable Conveyance or Article III of the Development Agreement.

ARTICLE III.

Remedies Upon Default

Section 3.1 Default. The term “default” as used in this Mortgage means:

(a) the failure by Chesapeake to perform any obligation required to be performed by it under Section 2.1 of the Development Agreement on or before the Maturity Date;

(b) failure by Chesapeake, within thirty (30) days after written notice thereof from the Mortgagee, to cure a breach in the due performance or observance of any other covenant or agreement contained in Article II of the Development Agreement other than under Section 2.1 of the Development Agreement;

(c) failure by the Mortgagor, within thirty (30) days after written notice thereof from the Mortgagee, to cure a breach in the due performance or observance of any covenant or agreement contained in this Mortgage; or

(d) this Mortgage shall fail to constitute a mortgage lien on any material part of the Mortgaged Properties (subject only to Permitted Encumbrances), excluding those Mortgaged Properties (or any portion thereof) that have been released from this Mortgage pursuant to the terms hereof or the terms of the Development Agreement, and such failure is not cured within thirty (30) days after written notice to Mortgagor.

Section 3.2 Remedies.

(a) After (i) the occurrence of a default under Section 3.1(a) of this Mortgage or (ii) the occurrence of any other default by Mortgagor under this Mortgage and during the continuance of such default, the lien evidenced hereby shall be subject to foreclosure, as Mortgagee may elect, in any manner provided for herein or provided for or required by law. The existence of any default under Section 3.1(a) can be determined only at the Maturity Date. Accordingly, notwithstanding any provision hereof or of law to the contrary, the secured obligations set forth in Section 2.1 of the Development Agreement are not subject to acceleration.

(b) After (i) the occurrence of a default under Section 3.1(a) of this Mortgage or (ii) the occurrence of any other default by Mortgagor under this Mortgage and during the continuance of such default, Mortgagee is authorized prior or subsequent to the institution of any foreclosure proceedings to enter upon and to cause its agents to enter upon, the Mortgaged Properties, or any part thereof, and to exercise without interference from Mortgagor any and all rights which Mortgagor has with respect to the management, possession and operation of the Mortgaged Properties. All costs, expenses and liabilities of every character incurred by Mortgagee in managing such properties shall constitute demand obligations owing by Mortgagor and constitute a portion of the secured obligations.

(c) After (i) the occurrence of a default under Section 3.1(a) of this Mortgage or (ii) the occurrence of any other default by Mortgagor under this Mortgage and during the continuance of such default, Mortgagee shall have the right and power to sell, to the extent permitted by law, at one or more sales, as an entirety or in parcels, as Mortgagee may elect, the Mortgaged Properties, at such place or places and otherwise in such manner and upon such notice as may be required by law, or, in the absence of any such requirement, as Mortgagee may deem appropriate, and to make conveyance to the purchaser or purchasers. Mortgagee may postpone the sale of all or any portion of the Mortgaged Properties by public announcement at the time and place of such sale and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement. The right of sale hereunder shall not be exhausted by one or any sale, and Mortgagee may make other and successive sales until the sooner of the full satisfaction of the secured obligations or the legal sale of all of the Mortgaged Properties.

(d) After the occurrence of a default under Section 3.1(a) of this Mortgage, Mortgagee, in lieu of or in addition to exercising the power of sale hereinabove and hereafter given, may proceed by a suit or suits in equity or at law, for one or more of the following: (i) a foreclosure hereunder or in aid of the execution of any power herein granted, (ii) the appointment of a receiver pending any foreclosure hereunder or the sale of the Mortgaged Properties or (iii) the collection of damages from Chesapeake for failure to perform Chesapeake’s obligations under Section 2.1 of the Development Agreement on or before the Maturity Date; provided that, in no event shall Chesapeake be personally liable to Mortgagee for failure to perform the obligations under Section 2.1 of the Development Agreement in excess of the Maximum Liability at the time of determination of such damages. After the occurrence of any default by Mortgagor under this Mortgage other than under Section 3.1(a) of this Mortgage and during the continuance of such default, Mortgagee, in lieu of or in addition to exercising the power of sale hereinabove and hereafter given, may proceed by a suit or suits in equity or at law, for one or more of the following: (i) a foreclosure hereunder or in aid of the execution of any power herein granted, (ii) the appointment of a receiver pending any foreclosure hereunder or the sale of the Mortgaged Properties or (iii) the enforcement of any other appropriate legal or equitable remedy. In addition to all other remedies herein provided for, Mortgagor agrees that after (i) the occurrence of a default under Section 3.1(a) of this Mortgage or (ii) the occurrence of any other default by Mortgagor under this Mortgage and during the continuance of such default, Mortgagee shall, as a matter of right, be entitled to the appointment of a receiver or receivers to be designated by Mortgagee for all or any part of the Mortgaged Properties whether such receivership be incident to a proposed sale of such properties (or any of them) or otherwise, and Mortgagor does hereby consent to the appointment of such receiver or receivers, and to the maximum extent permitted by law, waive any and all rights to notice and hearing regarding such appointment or appointments.

(e) Mortgagee shall have the right to become the purchaser at any sale held by Mortgagee or by any court, receiver or public officer, and shall have the right to credit upon the amount of the bid made therefor the amount payable out of the net proceeds of such sale to it.

(f) Any sale or sales of the Mortgaged Properties, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever either at law or in equity, of Mortgagor of, in and to the premises and the property sold, and shall be a perpetual bar, both at law and in equity, against Mortgagor, Mortgagor’s successors or assigns, and against any and all Persons claiming or who shall thereafter claim all or any of the property sold from, through or under Mortgagor, or Mortgagor’s successors or assigns.

(g) All costs and expenses (including attorneys’ fees) incurred by Mortgagee in protecting and enforcing the rights of Mortgagee hereunder shall constitute a demand obligation owing by Mortgagor to Mortgagee, all of which shall constitute a portion of the secured obligations.

(h) Any sale by Mortgagee of the Mortgaged Properties may be made in any county in which any part of the Mortgaged Properties to be sold at such sale may be situated. Mortgagee may, from time to time, postpone the sale by public announcement thereof at the time and place noticed therefor. If the Mortgaged Properties consists of several parcels or interests, Mortgagee may designate the order in which the same shall be offered for sale or sold. Mortgagor waives all rights to direct the order in which any of the Mortgaged Properties will be sold in the event of any sale under this Mortgage, and also any right to have any of the Mortgaged Properties marshaled upon any sale.

(i) Notwithstanding any other provisions of this Mortgage, any lease of Minerals covered by this Mortgage which is subject to the Mineral Leasing Act of 1920, as amended, and the regulations promulgated thereunder, shall not be sold or otherwise disposed of to any party other than the citizens of the United States, or to associations of such citizens or to any corporation organized under the laws of the United States, or any state or territory thereof that are qualified to own or control interests in such leases under the provisions of such Act and regulations, or to Persons who may acquire ownership or interest in such leases under the provisions of 30 U.S.C. §184(g) if applicable, as such Act or regulations are now or may be from time to time in effect.

(j) Without limitation of any of the foregoing remedies, Mortgagor hereby grants to and confers on Mortgagee the power to sell all or any portion of the Mortgaged Properties in the manner and pursuant to the procedures set forth in the “Oklahoma Power of Sale Mortgage Foreclosure Act,” 46 O.S. Supp. §§ 40-49, as the same may be hereafter amended and in effect from time to time (the “Oklahoma POS Act”) or pursuant to other applicable statutory or judicial authority. If no cure is effected within the time limits set forth in the Oklahoma POS Act, Mortgagee may then proceed in the manner and subject to the conditions of the Oklahoma POS Act to send to Mortgagor and other necessary parties a notice of sale and may sell and convey the Mortgaged Properties in accordance with the Oklahoma POS Act. Mortgagee may foreclose this Mortgage by exercising said power of sale or, at Mortgagee’s sole option, by judicial foreclosure proceedings as provided by law. No action of Mortgagee based upon the provisions contained herein or in the Oklahoma POS Act, including, without limitation, the giving of the notice of intent to foreclose by power of sale or the notice of sale, shall constitute an election of remedies which would preclude Mortgagee from accelerating the secured obligations and pursuing judicial foreclosure before or at any time after commencement of the power of sale foreclosure procedure. Notwithstanding anything contained in this Mortgage to the contrary, any notices of sale given in accordance with the requirements of the Oklahoma POS Act shall constitute sufficient notice of sale. The conduct of a sale pursuant to a power of sale shall be sufficient hereunder if conducted in accordance with the requirements of the Oklahoma POS Act and other governmental requirements of the State of Oklahoma in effect at the time of such sale, notwithstanding any other provision contained in this Mortgage to the contrary. In the event of conflict between the provisions hereof and the Oklahoma POS Act, the Oklahoma POS Act shall control.

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO A COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS MORTGAGE.

At any such sale: (1) it shall not be necessary for the Mortgagee to have physical or constructive possession of the Mortgaged Properties (the Mortgagor hereby covenanting and agreeing to deliver any portion of the Mortgaged Properties not actually or constructively possessed by the Mortgagee immediately upon the Mortgagee’s demand) and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale; (2) each instrument of conveyance executed by the Mortgagee shall contain a special warranty of title, binding upon the Mortgagor and its successors and assigns; (3)

each and every recital contained in any instrument of conveyance made by the Mortgagee shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment or nonperformance of the secured obligations, advertisement and conduct of such sale in accordance with applicable law; (4) any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed; (5) the receipt of the Mortgagee or of such other party or officer making the sale shall be a sufficient discharge to the purchaser or purchasers for its purchase money and no such purchaser or purchasers, or its assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or nonapplication thereof; and (6) to the fullest extent permitted by applicable law, the Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the Mortgaged Property sold and such sale shall be a perpetual bar both at law and in equity against the Mortgagor, and against any and all other persons claiming or to claim the property sold or any part thereof, by, through or under the Mortgagor.

(k) NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, MORTGAGEE WAIVES ANY AND ALL CLAIMS OR RIGHTS OF ACTION TO COMPEL SPECIFIC PERFORMANCE OF MORTGAGEE’S OBLIGATIONS UNDER THIS MORTGAGE OR THE DEVELOPMENT AGREEMENT.

(l) NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS MORTGAGE, NO PARTY HERETO SHALL BE LIABLE HEREUNDER FOR EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT, CONSEQUENTIAL, REMOTE OR SPECULATIVE DAMAGES, WHETHER BASED IN CONTRACT, TORT, STRICT LIABILITY, OTHER LAW OR OTHERWISE; PROVIDED THAT SUCH WAIVER OF CONSEQUENTIAL DAMAGES SHALL NOT APPLY TO ANY LIABILITY OF MORTGAGOR FOR BREACH OF ITS OBLIGATIONS UNDER SECTION 2.1 OF THE DEVELOPMENT AGREEMENT, PROVIDED THAT, IN NO EVENT SHALL MORTGAGOR’S LIABILITY FOR BREACH OF ITS OBLIGATIONS UNDER SECTION 2.1 OF THE DEVELOPMENT AGREEMENT EXCEED THE MAXIMUM LIABILITY.

Section 3.3 Proceeds of Foreclosure. The proceeds of any sale held in foreclosure of the mortgage lien evidenced hereby shall be applied as follows, except as otherwise required by applicable law:

FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale, including but not limited to reasonable attorney’s fees, all court costs and charges of every character in the event foreclosed by suit or any judicial proceeding, if any;

SECOND, to be applied to the payment of the secured obligations described herein up to the amount of the Maximum Liability; and

THIRD, the remainder, if any there shall be, shall be paid to Mortgagor, or to Mortgagor’s successors or assigns, or such other Persons as may be entitled thereto by law.

Section 3.4 Discretion as to Security. Mortgagee may resort to any security given by this Mortgage, in whole or in part, and in such portions and in such order as may seem best to Mortgagee in its sole and uncontrolled discretion, and any such action shall not in any way be considered as a waiver of any of the rights, benefits, liens or security interests evidenced by this Mortgage.

Section 3.5 Mortgagor’s Waiver of Certain Rights. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any valuation, stay, extension or redemption, and Mortgagor, for Mortgagor, Mortgagor’s successors and assigns, and for any and all Persons ever claiming any interest in the Mortgaged Properties, to the extent permitted by applicable law, hereby waives and releases all rights of valuation, stay of execution, redemption, notice of intention to mature or declare due the whole of the secured obligations, notice of election to mature or declare due the whole of the secured obligations and all rights to a marshaling of assets of Mortgagor, including the Mortgaged Properties, or to a sale in inverse order of alienation in the event of foreclosure of the mortgage lien hereby created; provided, however, that in the event of any foreclosure of this Mortgage with respect to the Mortgaged Properties, or any part thereof, appraisement of the Mortgaged Properties is hereby waived or not waived, at the option of Mortgagee, such option to be exercised at the time of the entry of the foreclosure judgment or any time prior thereto. Mortgagor shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents or other matters whatsoever to defeat, reduce or affect the right under the terms of this Mortgage to a sale of the Mortgaged Properties for the collection of the secured obligations without any prior or different resort for collection, or the right under the terms of this Mortgage to the payment of the secured obligations out of the proceeds of sale of the Mortgaged Properties in preference to every other claimant whatever. If any law referred to in this section and now in force, of which Mortgagor or Mortgagor’s successors or assigns or any other Persons claiming any interest in the Mortgaged Properties might take advantage despite this section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this section.

Section 3.6 No Release of Obligations. Neither Mortgagor nor any other Person hereafter obligated for payment of all or any part of the secured obligations shall be relieved of such secured obligations by reason of (a) the failure of Mortgagee or any other Person so obligated to foreclose the lien created by this Mortgage or to enforce any provision hereunder or under the Development Agreement; or (b) the release, regardless of consideration, of the Mortgaged Properties or any portion thereof or interest therein or the addition of any other property to the Mortgaged Properties. Mortgagee may release, regardless of consideration, any part of the Mortgaged Properties without, as to the remainder, in any way impairing, affecting, subordinating or releasing the mortgage lien created in or evidenced by this Mortgage or its stature as a first and prior lien and security interest in and to the Mortgaged Properties. For payment of the secured obligations, Mortgagee may resort to any security therefor held by Mortgagee in such order and manner as Mortgagee may elect.

Section 3.7 Discontinuance of Proceedings. In case Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the

Development Agreement and shall thereafter elect to discontinue or abandon same for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the secured obligations, this Mortgage, the Development Agreement, the Mortgaged Properties and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if same had never been invoked.

Section 3.8 Attorney-in-Fact. The Mortgagor hereby irrevocably appoints, effective upon the occurrence and during the continuance of a default hereunder, the Mortgagee, with full power of substitution, to be the attorney-in-fact of the Mortgagor and in the name and on behalf of the Mortgagor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which the Mortgagor ought to execute and deliver and do and perform any and all such acts and things which the Mortgagor ought to do and perform under the covenants herein contained and generally, to use the name of the Mortgagor in the exercise of all or any of the powers hereby conferred on the Mortgagee.

Section 3.9 Exercise of Rights under the Applicable UCC. If a default shall occur and be continuing, Mortgagee may exercise its rights of enforcement with respect to the Collateral under the Applicable UCC, or under any other statute in force in any state to the extent the same is applicable law. Cumulative of the foregoing and the other provisions of this Section 3.9, to the extent permitted by applicable law:

(a) upon the occurrence and during the continuance of a default Mortgagee may enter upon the Mortgaged Properties or otherwise upon Mortgagor’s premises to take possession of, assemble and collect the Collateral;

(b) upon the occurrence and during the continuance of a default Mortgagee may require Mortgagor to assemble the Collateral and make it available at a place Mortgagee designates which is mutually convenient to allow Mortgagee to take possession or dispose of the Collateral;

(c) written notice mailed to Mortgagor as provided herein at least ten (10) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made shall constitute reasonable notice;

(d) in the event of a foreclosure of the liens, privileges or security interests evidenced hereby, the Collateral, or any part thereof, and the Mortgaged Properties, or any part thereof, may, at the option of Mortgagee, be sold, as a whole or in parts, together or separately (including, without limitation, where a portion of the Mortgaged Properties is sold, the Collateral related thereto may be sold in connection therewith);

(e) the expenses of sale provided for in clause FIRST of Section 3.3 shall include the reasonable expenses of retaking the Collateral, or any part thereof, holding the same and preparing the same for sale or other disposition; and

(f) with respect to any sale of real property included in the Mortgaged Properties made under the powers of sale herein granted and conferred, Mortgagee may, to the extent permitted by applicable law, include in such sale any personal property included in the Collateral and relating to such real property.

Section 3.10 Assignment of Operator Rights. In the event Mortgagee forecloses upon any of the Retained Mineral Interests as to which Mortgagor or any of its Affiliates is the operator, Mortgagor shall, or shall cause its Affiliate to, assign to Mortgagee or the purchaser at foreclosure, upon written request, all rights and obligations Mortgagor or its Affiliate may have as operator of such Retained Mineral Interests. Any such assignment shall not affect any rights of Mortgagor or its Affiliate in any Lease other than as to the Target Formation.

ARTICLE IV.

Miscellaneous

Section 4.1 Filing. This Mortgage is to be filed for record in the real property records (including the tract index) of each county where any part of the Mortgaged Properties is situated. The mailing address of Mortgagor is the address of Mortgagor set forth at the end of this Mortgage and the address of Mortgagee from which information concerning the mortgage lien hereunder may be obtained is the address of Mortgagee set forth at the end of this Mortgage. Nothing contained in this paragraph shall be construed to limit the scope of this Mortgage. Without limiting any other provision herein, Mortgagor hereby authorizes Mortgagee to file, in any filing or recording office, one or more financing statements describing the Collateral and any renewal or continuation statements thereof.

Section 4.2 Waivers. Mortgagee may at any time and from time to time in writing waive compliance by Mortgagor with any covenant herein made by Mortgagor to the extent and in the manner specified in such writing, or consent to Mortgagor’s doing any act which hereunder Mortgagor is prohibited from doing, or to Mortgagor’s failing to do any act which hereunder Mortgagor is required to do, to the extent and in the manner specified in such writing, or release any part of the Mortgaged Properties or any interest therein from the liens and security interests of this Mortgage. Any party liable, either directly or indirectly, for the secured obligations or for any covenant herein or in the Development Agreement may be released from all or any part of such obligations without impairing or releasing the liability of any other party. No such act shall in any way impair any rights or powers hereunder except to the extent specifically agreed to in such writing.

Section 4.3 No Impairment of Security. To the extent allowed by applicable law, the lien, privilege, security interest and other security rights hereunder shall not be impaired by any indulgence, moratorium or release which may be granted including, but not limited to, any renewal, extension or modification which may be granted with respect to any secured obligations, or any surrender, compromise, release, renewal, extension, exchange or substitution which may be granted in respect of the Mortgaged Properties, or any part thereof or any interest therein, or any release or indulgence granted to any endorser, guarantor or surety of any secured obligations.

Section 4.4 Acts Not Constituting Waiver. Any default may be waived without waiving any other prior or subsequent default. Any default may be remedied without waiving the default remedied. Neither failure to exercise, nor delay in exercising, any right, power or remedy upon any default shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be in writing and signed by Mortgagee and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice nor demand on Mortgagor in any case shall of itself entitle Mortgagor to any other or further notice or demand in similar or other circumstances. Acceptance of any payment in an amount less than the amount then due on any secured obligations shall be deemed an acceptance on account only and shall not in any way excuse the existence of a default hereunder.

Section 4.5 Forbearance or Extension. No forbearance and no extension of the time for the payment of the obligations secured hereby shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Mortgagor hereunder for the payment of the obligations or performance of the obligations secured hereby, or the liability of any other Person hereunder or for the payment of the obligations secured hereby.

Section 4.6 Place of Payment. All secured obligations which may be owing hereunder at any time by Mortgagor shall be payable at the place designated in the Development Agreement (or if no such designation is made, at the address of Mortgagee indicated at the end of this Mortgage), or at such other place as Mortgagee may designate in writing.

Section 4.7 Application of Payments to Certain Obligations. If any part of the secured obligations cannot be lawfully secured by this Mortgage or if any part of the Mortgaged Properties cannot be lawfully subject to the lien, privilege and security interest hereof to the full extent of such obligations, then all payments made shall be applied on said obligations first in discharge of that portion thereof which is not secured by this Mortgage.

Section 4.8 Compliance With Usury Laws. It is the intent of Mortgagor and Mortgagee to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof, it is stipulated and agreed that none of the terms and provisions contained herein, in the Development Agreement or in the Conveyances shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be collected, charged, taken, reserved or received by applicable law from time to time in effect.

Section 4.9 Release of Mortgage. In addition to the partial releases required pursuant to Section 1.4 hereof, if Mortgagor has satisfied its obligations under Article II of the Development Agreement (as determined in accordance with the Development Agreement), the liens and security interests created by this Mortgage shall automatically terminate and upon request by Mortgagor, Mortgagee shall promptly cause satisfaction, discharge and release of this Mortgage to be entered upon the record at the expense of Mortgagor and shall execute and deliver or cause to be executed and delivered such instruments of satisfaction, reassignment and/or release as may be appropriate.

Section 4.10 Notice. All notices, requests, consents, demands and other communications required or permitted hereunder or under the Development Agreement shall be in writing and, unless otherwise specifically provided in the Development Agreement, shall be deemed sufficiently given or furnished if delivered by personal delivery, by telefacsimile, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified at the end of this Mortgage (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the Business Day of first attempted delivery at the address and in the manner provided herein, (b) in the case of telefacsimile, upon receipt, and (c) in the case of registered or certified United States mail, three (3) days after deposit in the mail. Notwithstanding the foregoing, or anything else in the Development Agreement which may appear to the contrary, any notice given in connection with a foreclosure of the mortgage lien created hereunder, or otherwise in connection with the exercise by Mortgagee of its rights hereunder or under the Development Agreement, which is given in a manner permitted by applicable law shall constitute proper notice; without limitation of the foregoing, notice given in a form required or permitted by statute shall (as to the portion of the Mortgaged Properties to which such statute is applicable) constitute proper notice.

Section 4.11 Invalidity of Certain Provisions. A determination that any provision of this Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Mortgage to any Person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other Persons or circumstances.

Section 4.12 Gender; Titles; Construction. All references in this Mortgage to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Mortgage unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words “this Mortgage”, “this instrument”, “herein”, “hereof”, “hereunder” and words of similar import refer to this Mortgage as a whole and not to any particular subdivision unless expressly so limited. Unless the context otherwise requires: “including” and its grammatical variations mean “including without limitation”; “or” is not exclusive; words in the singular form shall be construed to include the plural and vice versa; words in any gender include all other genders; references herein to any instrument or agreement refer to such instrument or agreement as it may be from time to time amended or supplemented; and references herein to any Person include such Person’s successors and assigns. All references in this Mortgage to Exhibits and Annexes refer to Exhibits and Annexes to this Mortgage unless expressly provided otherwise, and all such Exhibits and Annexes are hereby incorporated herein by reference and made a part hereof for all purposes. This Mortgage has been drafted with the joint participation of Mortgagor and Mortgagee and shall be construed neither against nor in favor of either such party but rather in accordance with the fair meaning hereof.

Section 4.13 Recording. Mortgagor will cause this Mortgage and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and refiled in such manner and in such places as Mortgagee shall reasonably request and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

Section 4.14 Certain Obligations of Mortgagor. Without limiting Mortgagor’s obligations hereunder, Mortgagor’s liability hereunder and the obligations secured hereby shall extend to and include all post petition interest, expenses and other duties and liabilities with respect to Mortgagor’s obligations hereunder which would be owed but for the fact that the same may be unenforceable due to the existence of a bankruptcy, reorganization or similar proceeding.

Section 4.15 Authority of Mortgagee. All Persons shall be entitled to rely on the releases, waivers, consents, approvals, notifications and other acts of Mortgagee without the joinder of any party other than Mortgagee in such releases, waivers, consents, approvals, notifications or other acts.

Section 4.16 Counterparts. This Mortgage may be executed in several counterparts, all of which are identical, except that, to facilitate recordation, certain counterparts hereof may include only that portion of Exhibit A and the applicable Exhibit A to the Conveyances which contains descriptions of the properties located in (or otherwise subject to the recording or filing requirements or protections of the recording or filing acts or regulations of) the recording jurisdiction in which the particular counterpart is to be recorded, and other portions of Exhibit A and the applicable Exhibit A to the Conveyances shall be included in such counterparts by reference only. All of the counterparts hereof together shall constitute one and the same instrument. An executed counterpart of this Mortgage containing the full text of Exhibit A and Annexes A-1, A-2 and A-3 (although omitting the exhibits and schedules to such Annexes) is recorded in the real property records of Washita County, Oklahoma.

Section 4.17 Successors and Assigns. The terms, provisions, covenants, representations, indemnifications and conditions hereof shall be binding upon Mortgagor, and the successors and assigns of Mortgagor, and shall inure to the benefit of Mortgagee and its successors and assigns, and shall constitute covenants running with the Mortgaged Properties. All references in this Mortgage to Mortgagor or Mortgagee shall be deemed to include all such successors and assigns.

Section 4.18 FINAL AGREEMENT OF THE PARTIES. THE WRITTEN TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 4.19 CHOICE OF LAW. WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT MAY CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION, THIS MORTGAGE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF OKLAHOMA.

Section 4.20 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS MORTGAGE; AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS MORTGAGE; THAT IT HAS IN FACT

READ THIS MORTGAGE AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS MORTGAGE; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS MORTGAGE; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS MORTGAGE; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS MORTGAGE RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS MORTGAGE ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 4.21 Release of Trustee. It is expressly understood and agreed by the parties hereto that (a) this Mortgage is executed and delivered for Chesapeake Granite Wash Trust, as Mortgagee hereunder, by The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) not individually or personally, but solely as Trustee on behalf of Chesapeake Granite Wash Trust in the exercise of the powers and authority conferred and vested in it and (b) under no circumstances shall the Trustee be liable for any liability of the Trust or for any action taken or not taken by the Trust or Trustee under or in connection with this Mortgage. Mortgagor hereby unconditionally and irrevocably releases the Trustee from any and all claims of Mortgagor, whether now existing or arising in the future, arising out of, based upon, or otherwise related to, any action taken or not taken by the Trust or Trustee under or in connection with this Mortgage.

IN WITNESS WHEREOF, this Mortgage is executed by Mortgagor on the date set forth in the acknowledgement below, to be effective immediately after the granting of the Conveyances and the Assignment and simultaneously with the execution and delivery of the Development Agreement.

CHESAPEAKE EXPLORATION, L.L.C.

By:
	Name:	Domenic J. Dell’Osso, Jr.
	Title:	Executive Vice President and Chief Financial Officer

The address of Mortgagor is:

Chesapeake Exploration, L.L.C.

6100 North Western Avenue

Oklahoma City, OK 73118

Attention: [—]

Facsimile No.: [—]

With a copy to:

Bracewell & Giuliani LLP

711 Louisiana Street, Suite 2300

Houston, Texas 77002

Attention: Michael S. Telle

Facsimile No.: (713) 221-2113

SIGNATURE PAGE TO MORTGAGE

CHESAPEAKE GRANITE WASH TRUST

By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
	Name:	Michael J. Ulrich
	Title:	Vice President

I do hereby certify that the address of Mortgagee is:

The Bank of New York Mellon Trust Company, N.A.

919 Congress Avenue, Suite 500

Austin, Texas 78701

Attn: Michael J. Ulrich

SIGNATURE PAGE TO MORTGAGE

STATE OF OKLAHOMA	§
§
COUNTY OF OKLAHOMA	§

This instrument was acknowledged before me on [—], 2011, by Domenic J. Dell’Osso, Jr., as Executive Vice President and Chief Financial Officer of Chesapeake Exploration, L.L.C., an Oklahoma limited liability company, on behalf of said limited liability company.

WITNESS my hand and official seal this      day of             , 2011.

NOTARY PUBLIC,
State of Oklahoma

(printed name)

My commission expires:

[SEAL]

STATE OF TEXAS	§
§
COUNTY OF TRAVIS	§

This instrument was acknowledged before me on [—], 2011, by Michael J. Ulrich as Vice President of The Bank of New York Mellon Trust Company, N.A., a national banking association organized under the laws of the United States of America, the Trustee of Chesapeake Granite Wash Trust, a Delaware statutory trust, on behalf of said national banking association, as trustee of said trust.

WITNESS my hand and official seal this      day of             , 2011.

NOTARY PUBLIC,
State of Texas

(printed name)

My commission expires:

[SEAL]

ANNEX A-1

COPY OF TERM ROYALTY CONVEYANCE (PUD)

ANNEX A-2

COPY OF ASSIGNMENT

ANNEX A-3

COPY OF PERPETUAL ROYALTY CONVEYANCE (PUD)

EXHIBIT A

MORTGAGED PROPERTIES

EXHIBIT B

TARGET FORMATION LOG

See Attached